UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
October 14, 2010

TRUMP ENTERTAINMENT RESORTS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-13794	13-3818402
(Commission File Number)	(IRS Employer Identification No.)

15 South Pennsylvania Avenue
Atlantic City, New Jersey	08401
(Address of Principal Executive Offices)	(Zip Code)

609-449-5866
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02         DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On October 14, 2010, Trump Entertainment Resorts, Inc. (the “Company”) entered into an employment agreement with David R. Hughes to secure Mr. Hughes’s services as Chief Financial Officer of the Company and its subsidiaries (the “Employment Agreement”).  Pursuant to the terms of the Employment Agreement, Mr. Hughes has been appointed as Chief Financial Officer of the Company and its subsidiaries, effective as of the first Monday following his last day of employment with his current employer, but not later than January 12, 2011, subject to receipt of required regulatory approvals from the New Jersey Casino Control Commission.

Since May 2008, Mr. Hughes, age 47, has been Corporate Executive Vice President and Chief Financial Officer of MTR Gaming Group, Inc. (“MTR”), which owns and operates casino and racetrack facilities in West Virginia, Pennsylvania and Ohio, in addition to previously having operations in Nevada, Minnesota and Michigan.  From 2003 to 2008, Mr. Hughes served in various positions at MTR, including as Corporate Executive Vice President Strategic Operations and Chief Operating Officer of its flagship property in West Virginia.  Mr. Hughes served as Chief Financial Officer of Penn National Gaming’s Charles Town Races & Slots property in Charles Town, West Virginia prior to joining MTR.  Mr. Hughes also previously held operational and financial positions with major gaming companies throughout the United States, including Atlantic City, New Jersey, having served as Senior Vice President and Chief Financial Officer of Resorts Hotel and Casino and in positions at the Company’s Trump Plaza Hotel and Casino from 1988 to 1995.

Under the Employment Agreement, Mr. Hughes is entitled to an annual base salary of $525,000, payable in accordance with the Company’s regular payroll practices.  Mr. Hughes’s base salary will be reviewed at least annually and may be increased in the discretion of the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company (the “Board”).  To the extent the Compensation Committee determines to so increase Mr. Hughes’s base salary, and provided Mr. Hughes’s performance is satisfactory, it is expected that any such annual salary increases will equal or exceed the rate of increase in the consumer price index.  In addition, for each calendar year, beginning with the year ending December 31, 2011, Mr. Hughes will be eligible to receive an annual cash performance bonus, based upon performance of the Company and Mr. Hughes during the applicable calendar year (the “Annual Bonus”).  The Annual Bonus will be payable following the end of the calendar year at the time the Company generally pays performance bonuses to other senior employees.  Fifty percent of Mr. Hughes’s Annual Bonus will be based on achievement by the Company and/or Mr. Hughes during the applicable calendar year of specific performance criteria, which will be established on an annual basis by the Compensation Committee in consultation with Mr. Hughes.  The remaining 50% of the Annual Bonus will be determined by the Compensation Committee in its sole discretion based upon the Compensation Committee’s evaluation of the overall performance of Mr. Hughes and/or the Company during the applicable calendar year.  The maximum Annual Bonus Mr. Hughes may receive for any year will be 100% of his base salary for such year.  However, Mr. Hughes will be guaranteed a minimum Annual Bonus for 2011 (payable in 2012 at the time the Company generally pays performance bonuses to other senior employees) equal to 35% of his base salary.  To be eligible to receive an Annual Bonus, Mr. Hughes must remain actively employed through the date such Annual Bonus is paid (except as stated below in the case of termination without Cause or for Good Reason (each as defined in the Employment Agreement)).

In accordance with the terms of the Employment Agreement, at the time his employment commences (the “Commencement Date”), Mr. Hughes and the Company will enter into an award agreement pursuant to which Mr. Hughes will receive an initial equity and equity-based award consisting of 89,288 shares of restricted stock of the Company (the “Performance Restricted Stock Award”) and 44,644 restricted stock units (the “Service RSU Award”).  The Performance Restricted Stock Award and the Service RSU Award will together represent approximately 1.25% of the outstanding common stock of the Company.  Each restricted stock unit included in the Service RSU Award will represent an unfunded and unsecured promise of the Company to deliver, subject to the terms of the Employment Agreement and the award agreement, on the second anniversary of the Commencement Date, at the Company’s option, either one share of common stock of the Company or cash equal to the then-current fair market value of one share of common stock of the Company.  Fifty percent of the Service RSU Award (i.e., 22,322 restricted stock units) will vest immediately on the Commencement Date and the remaining 50% will vest on the first anniversary of the Commencement Date (provided that, except as otherwise described below in the case of termination without Cause or for Good Reason (each as defined in the Employment Agreement), as a condition of such vesting on the first anniversary, Mr. Hughes must remain continuously employed by the Company from the Commencement Date through the vesting date).    The Performance Restricted Stock Award will vest in four installments of 22,322 shares each, on the March 15th following each of the calendar years 2011, 2012, 2013 and 2014 (each such calendar year, a “Performance Period”) (provided that, except as otherwise described below in the case of termination without Cause or for Good Reason, as a condition of vesting of any particular installment of the Performance Restricted Stock Award, Mr. Hughes must remain continuously employed by the Company from the Commencement Date through the end of the relevant Performance Period and the performance objectives for the Performance Period at the minimum 50% target level must have been achieved).  Any unvested portion of the Service RSU Award and the Performance Restricted Stock Award will become fully vested upon a change in control of the Company or as otherwise determined by the Board.  Mr. Hughes will be considered for additional equity or equity-based awards in the future by the Board or the Compensation Committee, in their sole discretion.

Subject to Mr. Hughes submitting to a physical exam, during the term of his employment, the Company will pay the reasonable premiums for a term life insurance policy on Mr. Hughes, with Mr. Hughes having the right to name the beneficiary(ies) of such policy.  Such term life insurance policy will be for an amount that is at least two times Mr. Hughes’s initial base salary.  Mr. Hughes will be eligible to participate in all employee benefit plans and programs of the Company, including health and retirement plans, that may be in effect from time to time for senior executives generally.

The Employment Agreement requires that Mr. Hughes relocate his principal residence to within a reasonable commuting distance of Atlantic City, New Jersey as soon as practical after the Commencement Date.  The Company is required to reimburse Mr. Hughes for the actual and reasonable out-of-pocket expense of moving Mr. Hughes’s family and household goods and cars to the Atlantic City, New Jersey vicinity, and of storage of Mr. Hughes’s household goods and cars in the event Mr. Hughes’s current residence is sold prior to his purchase of a residence in the Atlantic City vicinity.  Furthermore, the Company has agreed to make available to Mr. Hughes (for use by him and his immediate family) suitable temporary housing at or in the vicinity of one of the Company’s resort/casino properties for up to three months at no cost to Mr. Hughes.  To the extent these relocation benefits would be subject to income taxes to Mr. Hughes, the Company will pay Mr. Hughes an amount equal to the income taxes imposed on such benefits (and on any such gross-up payment).

In addition, the Company has agreed to reimburse Mr. Hughes for brokerage and/or appraisal fees incurred by him in connection with the sale of his current residence.   The Company will also pay Mr. Hughes an amount equal to the income taxes imposed on the reimbursement for brokerage/appraisal fees described in the preceding sentence of this paragraph (and on any such gross-up payment).  If Mr. Hughes resigns from his employment with the Company without Good Reason (as defined in the Employment Agreement) prior to the first anniversary of the Commencement Date, Mr. Hughes will be required to immediately repay any such reimbursed amounts and the amount of any such tax gross-up payment to the Company.

Mr. Hughes’s employment agreement does not provide for a fixed term of employment and accordingly Mr. Hughes’s employment may be terminated by the Company or by Mr. Hughes at any time, subject to 30 days prior notice (except in the case of termination for Cause (as defined in the Employment Agreement)).  The Employment Agreement provides for certain severance benefits in the event of a termination of Mr. Hughes’s employment by the Company other than for Cause (other than in the case of his death or disability), or by Mr. Hughes for Good Reason (each as defined in the Employment Agreement).  In the event of such termination, and subject to a release of claims against the Company by Mr. Hughes, Mr. Hughes will be entitled to receive (i) any earned, but unpaid, base salary and unpaid expense reimbursement through the date of termination and payment for any accrued unused vacation or other paid time off (subject to the Company’s policy regarding payment for accrued vacation); (ii) a lump sum cash payment of any Annual Bonus determined or earned (and not determined), but unpaid, for any calendar year ended prior to the date of termination, payable at the time the Company generally pays performance bonuses to senior executives of the Company; (iii) unless a Change in Control (as defined in the Employment Agreement) has occurred, continuation of base salary payments for a 12 month period (the “Severance Period”), without mitigation for subsequent employment with another employer (provided such employment is not in violation of the non-competition provisions or other restrictive covenants in the Employment Agreement), in accordance with the Company’s payroll practices, beginning 60 days following Mr. Hughes’s date of termination; (iv) for a 12 month period following Mr. Hughes’s date of termination, at the election of the Company, either (x) reimbursement for premiums paid by Mr. Hughes for COBRA medical benefit continuation coverage for Mr. Hughes (and, if applicable, his spouse and eligible dependents) under the Company’s health insurance plan, net of the portion of such premiums that the Company’s senior executives are paying, or (y) health insurance benefits for Mr. Hughes (and, if applicable, his spouse and eligible dependents) under an individual health insurance policy to be purchased by Mr. Hughes with benefits comparable to the health benefits provided to the Company’s senior executives generally and with Company reimbursement of premiums so that Mr. Hughes’s net cost for premiums, if any, is not more than the cost of premiums that the Company’s senior executives are paying, provided that Mr. Hughes continues to pay that portion of the insurance premiums that are his responsibility; (v) accelerated vesting of any outstanding and unvested portion of the Service RSU Award; (vi) any other equity or equity-based awards that are not vested as of the date of termination but would become vested within six months from the date of termination will continue to vest during such six-month period (and all other equity awards that are not vested on the date of termination will automatically terminate and be forfeited); and (vii) if notice of such termination by the Company without Cause or by Mr. Hughes for Good Reason is given after June 30 of any calendar year, provided that the Performance Objectives for the year of termination are achieved, a pro rata portion of the 50% component of the Annual Bonus for the year of termination that is based on achievement of such Performance Objectives, payable at the time the Company generally pays performance bonuses to senior executives of the Company for such calendar year.

In the event of a termination of Mr. Hughes’s employment by the Company other than for Cause (other than in the case of his death or disability), or by Mr. Hughes for Good Reason, which occurs within 12 months following the occurrence of a Change in Control (as defined in the Employment Agreement), subject to a release of claims against the Company by Mr. Hughes, Mr. Hughes will receive the same benefits and amounts described in the preceding paragraph, except that, in lieu of the base salary continuation payments described in clause (iii) of the preceding paragraph, Mr. Hughes will be entitled to a lump sum cash severance payment in an amount equal to two times his annual base salary, payable 60 days following his date of termination.

During the term of his employment and for a period of 12 months following the date of termination, Mr. Hughes will be subject to restrictions on competition with the Company.  In addition, during the term of his employment and for a period of 12 months following the date of termination, Mr. Hughes will be subject to restrictions on the solicitation of the Company’s clients, customers or vendors for and on behalf of a competitive business, and of the Company’s employees. For all periods during and after the termination of his employment, Mr. Hughes will be subject to nondisclosure and confidentiality restrictions relating to the Company’s confidential information and trade secrets.

The description of the Employment Agreement set forth herein is qualified in its entirety by reference to the full text thereof, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1           Employment Agreement dated as of October 14, 2010

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Current Report on Form 8-K, including any exhibits being furnished as part of this report, as well as other statements made by the Company may contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect, when made, the Company’s current views with respect to current events and financial performance. The words “possible,” “propose,” “might,” “could,” “would,” “projects,” “plan,” “forecasts,” “anticipates,” “expect,” “intend,” “believe,” “seek,” or “may,” and the negative of these terms and other comparable terminology, are intended to identify forward-looking statements, but are not the exclusive means of identifying them. These forward-looking statements may include statements other than historical information or statements of current condition, which represent only the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control.  Forward-looking statements are subject to a number of risks, contingencies and uncertainties, some of which our management has not yet identified.  Forward-looking statements are not guarantees of future performance; subsequent developments may cause forward-looking statements to become outdated; and actual results, developments and business decisions may differ materially from those contemplated by such forward-looking statements as a result of various factors, certain (but not all) of which are discussed in the risk factors included in the Company’s reports filed with the SEC including, but not limited to, their Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.  The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise.  Similarly, these and other factors can affect the value of the Company’s common stock and/or other equity securities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 19, 2010

TRUMP ENTERTAINMENT RESORTS, INC.

By:	/s/ Mark Juliano
Name: Mark Juliano
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement dated as of October 14, 2010